EXHIBIT 10.18


                         BUSINESS DEVELOPMENT AGREEMENT


         THIS BUSINESS DEVELOPMENT AGREEMENT (the "Agreement") is effective as of September 20, 2004 by and between SAGAMORE HOLDINGS, INC., a Florida corporation (the "Company"), and CELERITY SYSTEMS, INC., a Delaware corporation ("Celerity").


                                    RECITALS:

         WHEREAS, the Company desires to engage Celerity, and Celerity desires to be engaged by the Company, to provide certain business development services in accordance with and subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


                                   AGREEMENT:


                                   ARTICLE 1.
                                   ENGAGEMENT

         1.1. Engagement. The Company hereby engages Celerity, and Celerity hereby accepts such engagement.

         1.2. Services. Upon the request of the Company, Celerity shall perform the services set forth on Exhibit "A" hereto.


                                   ARTICLE 2.
                               TERM OF ENGAGEMENT

         2.1. Term. The engagement of Celerity pursuant to the terms hereof shall commence on the date hereof and shall continue on a month-to-month basis until terminated by either party by providing thirty (30) days prior written notice to the other party (the "Term").

         2.2. Independent Consultant. The Company and Celerity acknowledge and agree that Celerity is an independent contractor and that nothing in this Agreement is intended to cause Celerity to be a fiduciary, agent, joint venturer, legal representative, partner or servant of the Company for any purpose whatsoever. Celerity agrees that the Company shall in no event assume liability for or be deemed liable hereunder as a result of any contract, agreement, understanding, debt or obligation entered into by Celerity on the Company's behalf without the Company's prior written consent. Celerity shall be solely responsible for and shall pay all taxes, assessments, and fees incident to the performance of his obligations pursuant to this Agreement.

                                   ARTICLE 3.
                           COMPENSATION OF CONSULTANT

         3.1. Compensation. As compensation for the services to be provided hereunder, the Company shall pay Celerity a fee payable by the issuance of 7,500,000 shares of the Company's common stock, par value $0.001 per share. This fee shall be deemed fully earned as of the date hereof.

                                   ARTICLE 4.
                                  MISCELLANEOUS

         4.1. Notices. All notices hereunder, to be effective, shall be in writing and shall be deemed delivered when delivered by hand, upon confirmation of receipt by telecopy or when sent by first-class, certified mail, postage and fees prepaid, as follows:

                  (a)      for notices and communications to the Company

                           Sagamore Holdings, Inc.
                           33 Wood South Avenue, Suite 600
                           Iselin, NJ  08830
                           Attention: Robert Farrell, Chief Executive Officer

                  (b)      for notices and communications to Celerity:

                           Celerity Systems, Inc.
                           122 Perimeter Park Drive
                           Knoxville, TN 37922
                           Attention: Robert B. Legnosky

By notice complying with the foregoing provisions of this Section, each party shall have the right to change the address for future notices and communications to such party.

         4.2. Modification. This Agreement constitutes the entire Agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements, whether written or oral. This Agreement may not be amended or revised except by a writing signed by both of the parties hereto.

         4.3. Assignment. This Agreement and all rights hereunder are personal to Celerity and may not, unless otherwise specifically permitted herein, be assigned by it. Notwithstanding anything else in this Agreement to the contrary, the Company may assign this Agreement to and all rights hereunder shall inure to the benefit of any person, firm or corporation succeeding to all or substantially all of the business or assets of the Company whether by purchase, merger or consolidation.

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         4.4. Captions. Captions herein have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

         4.5. Severability. The provisions of this Agreement are severable, and the invalidity of any provision shall not affect the validity of any other provision. In the event that any arbitrator or court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable because of the duration or scope thereof, the parties hereto agree that said arbitrator or court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.

         4.6. Governing Law. This Agreement shall be construed under and governed by the laws of the State of New Jersey without regard to its principles of conflicts of laws. The parties hereto agree that except as otherwise provided in this Agreement, any claim or dispute arising under or in connection with this Agreement shall be submitted for adjudication exclusively in Middlesex County, New Jersey and each of the parties hereto expressly agrees to be bound by such selection of jurisdiction and venue for purposes of such adjudication.



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         IN WITNESS WHEREOF, the parties hereto have caused this Business
Development Agreement to be executed by their representatives thereunto duly authorized.

                                SAGAMORE HOLDINGS, INC.


                                By: /s/ Robert Farrell
                                    -------------------------------------------
                                    Name: Robert Farrell
                                    Title: President


                                CELERITY SYSTEMS, INC.


                                By: /s/ Robert Legnosky
                                    --------------------------------------------
                                Name: /s/ Robert Legnosky
                                      ------------------------------------------
                                Title: /s/ President & CEO
                                       -----------------------------------------






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                                   EXHIBIT "A"
                             DESCRIPTION OF SERVICES


         CELERITY SYSTEMS SHALL, UPON REQUEST, ASSIST THE COMPANY IN MANAGERIAL ASSISTANCE, INCLUDING SIGNIFICANT GUIDANCE AND COUNSEL IN MANAGEMENT, OPERATIONS OR BUSINESS OBJECTIVES AND POLICIES. SUCH ASSISTANCE MAY INCLUDE STRATEGIC AND FINANCIAL PLANNING, DESIGNING BUDGETS AND CONTROL SYSTEMS.




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